HJ & ASSOCIATES, L.L.C.
                  Certified Public Accountants and Consultants

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement of SportsNuts.com International, Inc. on Form S-8 of our report dated March 23, 2000 of SportsNuts.com International, Inc. for the year ended December 31, 1999, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ HJ & Associates, LLC

HJ & Associates LLC
Salt Lake City, Utah
January 8, 2001

          50 South Main Street, Suite 1450 - Salt Lake City, Utah 84144
               Telephone (801) 328-4408 - Facsimile (801) 328-4461